Exhibit 10.14

COMMERCIAL/INDUSTRIAL REAL ESTATE PURCHASE CONTRACT
This is a legally binding contract; if not understood, seek legal advice.

Oklahoma City, Oklahoma, August 12th, 2004

1. PROPERTY: the undersigned Buyer(s) (“Buyer”) hereby agrees to purchase from the undersigned Seller(s) (“Seller”) the following described property (the “Property”):

     (a) The following described real estate (the “Land”):

        Building and land located at 4000 N. Lindsay being block 8, North View Addition to Oklahoma City, Oklahoma County, Oklahoma which street address is 4000 N. Lindsay.

     (b) (check one)

        [   ] together with all of Seller’s right, title, interest and estate in and to oil, gas and other minerals in and under the Land not previously reserved or conveyed of record, or

        [X] less and except all oil, gas and other minerals in and under the Land;

     (c) together with all of the buildings, structures and improvements in, on or under the land (the “Improvements”);

     (d) together with all of the appurtenances belonging thereto and all of Seller’s right, title and interest in and to all streets, alleys and other public ways adjacent to the land;

     (e) subject to existing zoning ordinances, restrictions, easements and rights of way    ; and

     (f) the following described personal property (the “Personal Property”):                                                                                                                                                                          upon the following terms and conditions:

2. TERMS: Buyer shall pay for the Property the sum of Five Hundred Twenty-five Thousand and no/100 Dollars ($525,000) payable as follows:

     (a) the sum of 45,000.00 (check) as Earnest Money, receipt of which is hereby acknowledged, and upon acceptance in writing and delivery of this Contract, the Earnest Money shall promptly be assigned to and deposited in the trust account of First American Title & Trust Company, Trustee to be applied on the purchase price and/or closing costs, if any, at the time of the Closing;

     (b) At Closing, IN CASH OR CERTIFIED FUNDS, the further sum of $520,000 (subject to the adjustments set forth in this Contract); and

     (c) the balance (subject to adjustments set forth in this Contract) as follows:

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3. TITLE EVIDENCE: Seller shall furnish Buyer title evidence covering the Property, which shows marketable title vested in Seller according to the title standards adopted by the Oklahoma Bar Association.

     (a) such title evidence shall be in the form of: (check one)

        [X] Commitment for Owner’s Title Insurance Policy. The premium for such Policy including the attorney’s fees for examination of the abstract shall be paid 50% by Seller and 50% b Buyer. All abstracting costs shall be paid by Seller. Such Policy shall insure Buyer in an amount equal to the purchase price. The mechanics’ and materialmen’s liens exception shall be deleted from such policy.

        [   ] Abstract of title. The Seller, at Seller’s expense, shall provide an abstract of title certified to a date subsequent to the date of this Contract (including current Uniform Commercial Code Certification and if required, U.S. District Court Certification). Buyer shall, at Buyer’s expense, obtain either a title opinion or an Owner’s Title Insurance Policy.

     (b) A pin survey (check one)

        [   ] shall not be provided, or

        [X] shall be provided to Buyer by Seller. The cost of such survey shall be paid 50% by Seller and 50% by Buyer. The survey of the land and Improvements shall be prepared by a licensed surveyor, and shall contain such detail and certifications to permit the survey exceptions to be deleted from the owner’s Title Insurance Policy. Any encroachment shown on the survey shall be deemed to be a title defect, unless the title company agrees to provide affirmative coverage against loss arising from any final court order or judgment which denies the right to maintain the existing Improvements on the Land because of such encroachment.

     (c) Seller shall make existing title evidence (base abstract of title or Owner’s title Insurance Policy) available to the escrow closing agent within a reasonable time after the date of acceptance of this Contract.

     (d) Upon delivery to buyer of the last of the current Commitment for Owner’s Title Insurance Policy, the certified abstract or the certified survey, whichever is to be provided under the Contract, Buyer shall have a reasonable time, not to exceed 10 days, to examine same and return same to Seller with a written report specifying any objections or defects in the title or such right to object shall be deemed waived. Seller shall have 30 days after receipt of such report to correct such defects and perfect title unless such time is extended in writing by Buyer. If Seller is unable or unwilling to cure any defects within such period, then unless buyer waives such defects in writing, this Contract will terminate and the Earnest Money shall be refunded to Buyer less costs which buyer has agreed to pay.

     (e) The title to the Property shall be conveyed to Buyer by General Warranty Deed in recordable form unless otherwise specified in Paragraph 4 below. Upon Closing the existing abstract of title shall become the property of Buyer.

     (f) Title to any Personal Property specified herein shall be conveyed to Buyer by Bill of Sale.

4. SPECIAL PROVISIONS AND/OR ATTACHMENTS HERETO: Buyer will have 30 days to inspect the property and perform any studies it deems necessary. Buyer may cancel the Contract during this period and the earnest money, less any Contract obligations, will be refunded to Buyer. It is understood and agreed by and between Buyer and Seller that Gerald L. Gamble Co., Inc. is the recognized real estate broker in this transaction, and Seller agrees to pay said broker a real estate sales commission equal to five percent (5%) of the sales price. Said commission shall be due and payable at closing. It is further agreed that said broker has made no representations, warranties or promises with respect to the premises, buildings, surrounding areas or land.

5. TAXES, ASSESSMENTS AND PRORATIONS:

     (a) Seller shall pay all expenses owing to the day of Closing, including, but not limited to, real estate ad valorem taxes, personal property ad valorem taxes on the personal property which remains with the Property, matured or unmatured special assessments, interest on any indebtedness assumed hereunder, insurance, all utility bills, salaries and any other expenses related to the operation of the Property. If the amount of taxes cannot be ascertained, such proration shall be on the basis of the taxes paid for the preceding year.

     (b) [language struck out]

     (c) Buyer shall receive all income and shall pay all expenses for the day of Closing.

     (d) Any and all leases in effect shall be assigned, and security deposits and prepaid rents, if any, shall be paid to Buyer by Seller at the Closing unless otherwise provided herein.

6. CONDITION OF PROPERTY:

     (a) Until the Closing or transfer of possession, risk of loss to the Property, ordinary wear and tear excepted, shall be upon the Seller. After the Closing or transfer of possession, such risk shall be upon the Buyer.

     (b) Unless otherwise agreed upon in writing, Buyer, by the Closing or taking possession of the Property, shall be deemed to have accepted the Property in its then existing condition, including fixtures and equipment permanently affixed to the property and shall acknowledge the same to Seller in writing at the Closing. To the best of Seller’s knowledge, no hazardous substances or conditions exist on the Property. NO WARRANTIES are expressed or implied by Seller Listing REALTOR® or Selling REALTOR® and their affiliated licensees that shall be deemed to survive the Closing with reference to the condition of the property or any fixtures or equipment.

     (c) Except for the provisions above, the Seller shall deliver the Property and Improvements thereon in their present condition, ordinary wear and tear excepted.

     (d) Utilities, if presently on, shall be left on until Closing.

7. CLOSING/POSSESSION: This transaction shall be closed on or before Friday, October 22, 2004 (the “Closing”), unless the Closing is extended as may be required by paragraph 3(d) above, or by written agreement of Seller and buyer with legal possession delivered to Buyer at the time of the Closing and actual and complete possession of the Property to be given at the Closing or as follows:                                                             .

8. BUYER’S EXPENSE: Buyer shall pay at the time of the Closing, IN CASH OR CERTIFIED FUNDS, one-half of the escrow closing fee, Buyer’s recording fees, Oklahoma sales tax (if any), and all other funds required form Buyer set forth in this Contract.

9. SELLER’S EXPENSE: Seller shall pay at the time of the Closing, documentary stamps required, one-half of the escrow closing fee, Seller’s recording fees (if any), and all other expenses required from Seller set forth in this Contract.

10. DEFAULT:

     (a) If buyer wrongfully refuses to close, Seller and Buyer agree that since it is impracticable and extremely difficult to fix the actual damages sustained, the Earnest Money shall be forfeited as liquidated damages to Seller. One-half thereof shall be retained by the REALTOR®(S) to apply on professional services. Seller may, at Seller’s option, seek specific performance.

     (b) If Seller’s title defects cannot be corrected as herein provided, or if Seller wrongfully refuses to close, Buyer’s Earnest Money shall be returned and Seller shall be liable for the REALTOR®(S’) commission and any other expenses incurred on Seller’s behalf as provided in this Contract. Buyer may, at Buyer’s option, seek specific performance.

     (c) In the event any suit is instituted, the prevailing party shall have the right to recover all of such party’s expenses and costs incurred by reason of such litigation, including, but not limited to, attorney’s fees, court costs, and costs of suit preparation.

11. BINDING EFFECT: This Contract, when executed by both Seller and Buyer, shall be binding upon and inure to the benefit of Seller and Buyer, their respective heirs, legal representatives, successors and permitted assigns. This Contract sets forth the complete understanding of Seller and Buyer and supersedes all previous negotiations, representations and agreements between them and Listing Broker and its affiliated licensees and Selling Broker and its affiliated licensees. This Contract can only be amended, modified, or assigned by written agreement signed by both Seller and Buyer.

12. ACCEPTANCE TIME: The foregoing offer is made subject to acceptance in writing hereon by Seller, and the return of an executed copy to the undersigned Buyer on or before 5:00 p.m., Monday, August 16, 2004. If the offer is not accepted, the Earnest Money shall be returned to Buyer.

13. TIME IS OF THE ESSENCE.

14. DISCLAIMER AND INDEMNIFICATION: It is expressly understood by Seller and Buyer that Listing REALTOR® and Selling REALTOR® and their affiliated licensees do not warrant the present or future value, size by square footage, condition, structure or structure systems of the property or any Improvements, nor do they hold themselves out to be experts in quality, design and construction. Seller and Buyer shall hold the Listing REALTOR® and Selling REALTOR® and their affiliated licensees harmless in the event of losses, claims or demands by or against Seller and Buyer. This paragraph shall survive the Closing.

15. CONFIRMATION OF BROKERAGE RELATIONSHIP: The undersigned Buyer confirms the brokerage relationship with the Selling Broker in the attached form for Conformation of Disclosure and Consent. If applicable, and Seller shall confirm the brokerage relationship with the Listing Broker on such form at the time of acceptance of this Contract, or, if applicable, at the time of making a counteroffer.

ADVANTAGE MARKETING SYSTEMS, INC.

	/s/ Reggie Cook	Buyer

(Print Buyer’s name exactly as title will be taken)	By: Reggie Cook, CFO (Signature)

SS #

Buyer

(Print Buyer’s name exactly as title will be taken)	(Signature)

SS #

16. SELLER’S ACCEPTANCE: Seller accepts the foregoing offer and shall sell the above-described Property on the terms and conditions herein stated and shall pay the Listing REALTOR® the compensation previously agreed upon in the Listing Agreement or other agreement of employment between them, which shall survive this Contract, for professional services rendered and to be rendered in this transaction.

Accepted this _____ day of August, 2004		KELTRONICS CORPORATION

	Seller	By:	/s/ Al Yakel	Seller

(Signature)			(Signature)

SS #		SS #

EARNEST MONEY RECEIPT: Received the sum of Five Thousand & No/100 Dollars ($5,000.00) as Earnest Money, to be held and applied in accordance with the terms and conditions of the foregoing offer.

Receipt of Earnest Money:	Selling REALTOR®-ASSOCIATE (Signature)

By:
Gerald L. Gamble Co., Inc.
Of:	Company Name
First American Title & Trust Company

Listing REALTOR®-ASSOCIATE (Signature)

Date	Gerald L. Gamble Co., Inc.
Company Name